EXHIBIT 99.1

CVR Energy Reports 2013 First Quarter Results
And Announces Quarterly Cash Dividend of 75 Cents

•	2013 first quarter cash dividend of 75 cents per share, bringing 2013 cumulative cash dividends paid to $6.25 per share

•
CVR Energy petroleum subsidiary, CVR Refining, LP, announced post IPO 2013 first quarter cash distribution of $1.58 per common unit, compared to previous distribution outlook of $1.10 - $1.35 per common unit

•	CVR Energy fertilizer subsidiary, CVR Partners, LP, announced 2013 first quarter record cash distribution of 61 cents per common unit

•	Petroleum and fertilizer business segments post record operational results

SUGAR LAND, Texas (May 2, 2013) - CVR Energy, Inc. (NYSE: CVI) today announced first quarter 2013 net income of $165.0 million, or $1.90 per diluted share, on net sales of $2,352.4 million, compared to a net loss of $25.2 million, or 29 cents per diluted share, on net sales of $1,968.6 million for the first quarter of 2012. Operating income for the first quarter of 2013 was $367.7 million, up from $140.5 million in the same quarter of 2012.

The company also announced a first quarter 2013 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy's Board of Directors, will be paid on May 17, 2013, to stockholders of record on May 10, 2013.

The first quarter dividend brings cumulative 2013 cash dividends paid to $6.25 per share. On Jan. 24, 2013, CVR Energy declared a special dividend of $5.50 per share, which was paid on Feb. 19, 2013, to shareholders of record on Feb. 5, 2013.

In addition, CVR Energy petroleum subsidiary, CVR Refining, announced its first-ever quarterly cash distribution of $1.58 per common unit. On April 26, CVR Partners, CVR Energy's fertilizer subsidiary, announced a first quarter record cash distribution of 61 cents per common unit.

“CVR Energy's solid first quarter results reflect the strong operational performance of both of our business segments,” said Jack Lipinski, CVR Energy's chief executive officer. “In our petroleum segment, CVR Refining's Coffeyville and Wynnewood refineries posted record crude throughput rates for the quarter. In our fertilizer segment, CVR Partners completed construction of its expanded UAN plant and also reported record UAN production and high on-stream rates for the quarter.

“We are pleased to return cash to our stockholders through CVR Energy's newly-established, regular quarterly cash dividend of 75 cents per share,” Lipinski said.

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported first quarter 2013 operating income of $335.6 million, and adjusted EBITDA, a non-GAAP financial measure, of $309.9 million, on net sales of $2,274.0 million, compared to operating income in the same quarter a year earlier of $134.9 million, and adjusted EBITDA of $144.9 million, on net sales of $1,898.5 million.

First quarter 2013 throughput of crude oil and all other feedstocks and blendstocks totaled 204,590 barrels per day (bpd), compared to 155,385 bpd for the same period in 2012. Crude oil throughput for the first quarter 2013 averaged 194,816 bpd, compared with 146,658 bpd for the same period in 2012.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $26.44 in the first quarter 2013 compared to $18.62 during the same period in 2012. Direct operating expenses per barrel sold, exclusive of depreciation and amortization, for the first quarter 2013 was $4.64, down from $6.51 in the first quarter of 2012.

Coffeyville Refinery

The Coffeyville refinery reported first quarter 2013 gross profit of $227.8 million, compared to $78.2 million of gross profit for the first quarter of 2012. First quarter 2013 crude oil throughput totaled 123,639 bpd, compared to 88,403 bpd in the first quarter of 2012. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the first quarter of 2013 was $26.12, compared to $17.94 for the same period in 2012. Direct operating expenses per barrel sold for the 2013 first quarter was $4.33, compared to direct operating expenses, including turnaround expenses, per barrel sold of $8.02 for the 2012 first quarter.

Wynnewood Refinery

The Wynnewood refinery had a first quarter 2013 gross profit of $126.9 million compared to a gross profit of $70.9 million for the first quarter of 2012. First quarter of 2013 crude oil throughput totaled a record 71,177 bpd, compared to 58,255 bpd for the first quarter of 2012. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the first quarter of 2013 was $26.87, compared to $19.57 for the 2012 first quarter. Direct operating expenses per barrel sold for the first quarter of 2013 was $5.22, compared to $4.59 for the 2012 first quarter.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported first quarter 2013 operating income of $36.8 million, and adjusted EBITDA, a non-GAAP financial measure, of $43.8 million, on net sales of $81.4 million, compared to operating income of $31.4 million, and adjusted EBITDA of $38.0 million, on net sales of $78.3 million for the 2012 first quarter.

CVR Partners produced 111,400 tons of ammonia during the first quarter of 2013, of which 30,700 net tons were available for sale while the rest was upgraded to a record 196,200 tons of more profitable UAN. In the 2012 first quarter, the plant produced 89,300 tons of ammonia with 25,000 net tons available for sale with the remainder upgraded to 154,600 tons of UAN.

For the first quarter 2013, average realized plant gate prices for ammonia and UAN were $663 per ton and $295 per ton, respectively, compared to $613 per ton and $313 per ton, respectively, for the same period in 2012.

Cash and Debt

Consolidated cash and cash equivalents, which included $525.1 million for CVR Refining and $153.2 million for CVR Partners, increased to $1,040.8 million at the end of the 2013 first quarter compared to $896.0 million at the end of 2012, primarily due to increased operating cash flows from the petroleum business as well as net proceeds from CVR Refining's initial public offering (IPO), which were partially offset by approximately $477.6 million in dividends paid to CVR Energy stockholders.

Consolidated total debt at the end of the 2013 first quarter, which included $552.0 million for CVR Refining and $125.0 million for CVR Partners, decreased to $677.0 million compared to $898.2 million at the end of 2012, largely due to the repayment of second lien notes using proceeds from CVR Refining's IPO.

CVR Energy First Quarter 2013 Earnings Conference Call Information

CVR Energy previously announced that it will host its first quarter 2013 Earnings Conference Call for analysts and investors on Thursday, May 2, at 2 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at
http://www.videonewswire.com/event.asp?id=93184. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at
http://www.videonewswire.com/event.asp?id=93184. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 411724.

# # #

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Energy, Inc.
281-207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Angie Dasbach
CVR Energy, Inc.
913-982-0482
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended March 31,		Change from 2012
	2013	2012	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$2,352.4	$1,968.6	$383.8	19.5%
Cost of product sold	1,813.6	1,635.2	178.4	10.9
Direct operating expenses	108.5	115.5	(7.0)	(6.1)
Selling, general and administrative expenses	28.4	45.3	(16.9)	(37.3)
Depreciation and amortization	34.2	32.1	2.1	6.5
Operating income	367.7	140.5	227.2	161.7
Interest expense and other financing costs	(15.4)	(19.2)	3.8	(19.8)
Interest income	0.3	—	0.3	—
Gain (loss) on derivatives, net
Realized	(52.5)	(19.1)	(33.4)	174.9
Unrealized	32.5	(128.1)	160.6	(125.4)
Loss on extinguishment of debt	(26.1)	—	(26.1)	—
Other income, net	—	0.1	(0.1)	(100.0)
Income (loss) before income tax expense (benefit)	306.5	(25.8)	332.3	1,288.0
Income tax expense (benefit)	93.8	(9.8)	103.6	1,057.1
Net income (loss)	212.7	(16.0)	228.7	1,429.4
Net income attributable to noncontrolling interest	47.7	9.2	38.5	418.5
Net income (loss) attributable to CVR Energy stockholders	$165.0	$(25.2)	$190.2	754.8%

Basic earnings (loss) per share	$1.90	$(0.29)	$2.19	755.2%
Diluted earnings (loss) per share	$1.90	$(0.29)	$2.19	755.2%

Adjusted EBITDA*	$286.6	$166.1	$120.5	72.5%
Adjusted net income*	$156.8	$67.1	$89.7	133.7%
Adjusted net income, per diluted share*	$1.81	$0.76	$1.05	138.2%

Weighted-average common shares outstanding:
Basic	86,831,050	86,808,150	22,900	—
Diluted	86,831,050	86,808,150	22,900	—

	March 31, 2013	December 31, 2012
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,040.8	$896
Working capital	1,283.2	1,135.4
Total assets	3,772.1	3,610.9
Total debt, including current portion	677.0	898.2
Total CVR stockholders' equity	1,441.7	1,525.2

	Three Months Ended March 31,
	2013	2012
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$278.3	$186.3
Investing activities	(63.7)	(59.4)
Financing activities	(69.8)	(14.4)
Net cash flow	$144.8	$112.5

Other Financial Data:
Capital expenditures for property, plant and equipment	$63.7	$59.5

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. Effective with its initial public offering on January 23, 2013, our Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner. Detailed operating results for the Petroleum segment for the quarter ended March 31, 2013 are included in CVR Refining's press release dated May 2, 2013. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer. Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2013 are included in CVR Partners' press release dated May 1, 2013.

The Petroleum segment, as reported herein for the three months ended March 31, 2012, is not reflective of the full and actual financial statements of CVR Refining as certain allocations that were charged to CVR Refining were not made at the Petroleum segment. Beginning in 2013, the financial statements of the Petroleum segment are the same as CVR Refining's financial statements.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended March 31, 2013
Net sales	$2,274.0	$81.4	$(3.0)	$2,352.4
Cost of product sold	1,805.8	10.6	(2.8)	1,813.6
Direct operating expenses (1)	86.0	22.6	(0.1)	108.5
Major scheduled turnaround expense	—	—	—	—
Selling, general & administrative	18.6	5.6	4.2	28.4
Depreciation and amortization	28.0	5.8	0.4	34.2
Operating income (loss)	$335.6	$36.8	$(4.7)	$367.7

Capital expenditures	$44.6	$18.1	$1.0	$63.7

Three months ended March 31,22013
Net sales	$1,898.5	$78.3	$(8.2)	$1,968.6
Cost of product sold	1,630.7	12.6	(8.1)	1,635.2
Direct operating expenses (1)	71.7	22.9	(0.1)	94.5
Major scheduled turnaround expense	21.0	—	—	21.0
Selling, general & administrative	13.9	6.0	25.4	45.3
Depreciation and amortization	26.3	5.4	0.4	32.1
Operating income (loss)	$134.9	$31.4	$(25.8)	$140.5

Capital expenditures	$35.4	$22.3	$1.8	$59.5
____________________

(1)	Excluding turnaround expenses.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
March 31, 2013
Cash and cash equivalents	$525.1	$153.2	$362.5	$1,040.8
Total assets	2,693.3	660.1	418.7	3,772.1
Long-term debt, including current portion	552.0	125.0	—	677.0

December 31, 2012
Cash and cash equivalents	$148.1	$127.8	$620.1	$896.0
Total assets	2,258.5	623.0	729.4	3,610.9
Long-term debt, including current portion	552.3	125.0	220.9	898.2

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries operated by CVR Refining. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the quarter ended March 31, 2013 are included in CVR Refining's press release dated May 2, 2013.

	Three Months Ended March 31,
	2013	2012
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$2,274.0	$1,898.5
Cost of product sold	1,805.8	1,630.7
Refining margin*	468.2	267.8
Direct operating expenses	86.0	71.7
Major scheduled turnaround expense	—	21.0
Depreciation and amortization	28.0	26.3
Gross profit	354.2	148.8
Selling, general and administrative expenses	18.6	13.9
Operating income	$335.6	$134.9

Refining margin adjusted for FIFO impact*	$463.5	$248.5

Adjusted Petroleum EBITDA*	$309.9	$144.9

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$26.71	$20.07
FIFO impact (favorable) unfavorable	(0.27)	(1.45)
Refining margin adjusted for FIFO impact*	26.44	18.62
Gross profit	20.20	11.15
Direct operating expenses and major scheduled turnaround expenses	4.91	6.95
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.64	$6.51
Barrels sold (barrels per day)	205,875	156,573

	Three Months Ended March 31,
	2013		2012
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	156,725	76.6%	110,636	71.2%
Medium	14,757	7.2%	24,982	16.1%
Heavy sour	23,334	11.4%	11,040	7.1%
Total crude oil throughput	194,816	95.2%	146,658	94.4%
All other feedstocks and blendstocks	9,774	4.8%	8,727	5.6%
Total throughput	204,590	100.0%	155,385	100.0%

Production:
Gasoline	98,184	47.8%	81,291	52.6%
Distillate	83,841	40.8%	62,329	40.4%
Other (excluding internally produced fuel)	23,543	11.4%	10,879	7.0%
Total refining production (excluding internally produced fuel)	205,568	100.0%	154,499	100.0%

Product price (dollars per gallon):
Gasoline	$2.82		$2.87
Distillate	3.11		3.12

	Three Months Ended March 31,
	2013	2012
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$94.36	$103.03
Crude Oil Differentials:
WTI less WTS (light/medium sour)	6.33	3.67
WTI less WCS (heavy sour)	27.26	27.12
NYMEX Crack Spreads:
Gasoline	31.24	25.44
Heating Oil	33.43	29.61
NYMEX 2-1-1 Crack Spread	32.33	27.53
PADD II Group 3 Basis:
Gasoline	(7.57)	(6.78)
Ultra Low Sulfur Diesel	2.09	(1.64)
PADD II Group 3 Product Crack:
Gasoline	23.70	18.66
Ultra Low Sulfur Diesel	35.52	27.98
PADD II Group 3 2-1-1	29.59	23.32

	Three Months Ended March 31,
	2013	2012
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,492.6	$1,132.5
Cost of product sold	1,195.1	973.1
Refining margin*	297.5	159.4
Direct operating expenses	52.2	43.8
Major scheduled turnaround expense	—	20.1
Depreciation and amortization	17.5	17.3
Gross profit	$227.8	$78.2

Refining margin adjusted for FIFO impact*	$290.7	$144.3

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$26.73	$19.82
FIFO impact (favorable) unfavorable	(0.61)	(1.88)
Refining margin adjusted for FIFO impact*	26.12	17.94
Gross profit	20.47	9.73
Direct operating expenses and major scheduled turnaround expenses	4.69	7.94
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.33	$8.02
Barrels sold (barrels per day)	133,746	87,534

	Three Months Ended March 31,
	2013		2012
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	99,793	76.0%	71,916	76.7%
Medium	512	0.4%	5,447	5.8%
Heavy sour	23,334	17.8%	11,040	11.8%
Total crude oil throughput	123,639	94.2%	88,403	94.3%
All other feedstocks and blendstocks	7,570	5.8%	5,367	5.7%
Total throughput	131,209	100.0%	93,770	100.0%

Production:
Gasoline	62,414	46.7%	50,269	53.0%
Distillate	55,602	41.6%	41,075	43.3%
Other (excluding internally produced fuel)	15,717	11.7%	3,492	3.7%
Total refining production (excluding internally produced fuel)	133,733	100.0%	94,836	100.0%

	Three Months Ended March 31,
	2013	2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$780.4	$766.0
Cost of product sold	610.4	658.0
Refining margin*	170.0	108.0
Direct operating expenses	33.8	27.9
Major scheduled turnaround expense	—	0.9
Depreciation and amortization	9.3	8.3
Gross profit	$126.9	$70.9

Refining margin adjusted for FIFO impact*	$172.1	$103.8

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$26.55	$20.36
FIFO impact (favorable) unfavorable	0.32	(0.79)
Refining margin adjusted for FIFO impact*	26.87	19.57
Gross profit	19.80	13.36
Direct operating expenses and major scheduled turnaround expenses	5.29	5.43
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$5.22	$4.59
Barrels sold (barrels per day)	72,129	69,039

	Three Months Ended March 31,
	2013		2012
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	56,932	77.6%	38,720	62.8%
Medium	14,245	19.4%	19,535	31.7%
Heavy sour	—	—%	—	—%
Total crude oil throughput	71,177	97.0%	58,255	94.5%
All other feedstocks and blendstocks	2,204	3.0%	3,360	5.5%
Total throughput	73,381	100.0%	61,615	100.0%

Production:
Gasoline	35,770	49.8%	31,022	52.0%
Distillate	28,239	39.3%	21,254	35.6%
Other (excluding internally produced fuel)	7,826	10.9%	7,387	12.4%
Total refining production (excluding internally produced fuel)	71,835	100.0%	59,663	100.0%
Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2013 are included in CVR Partners' press release dated May 1, 2013.

	Three Months Ended March 31,
	2013	2012
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$81.4	$78.3
Cost of product sold	10.6	12.6
Direct operating expenses	22.6	22.9
Major scheduled turnaround expense	—	—
Selling, general and administrative expenses	5.6	6.0
Depreciation and amortization	5.8	5.4

Operating income	$36.8	$31.4

Adjusted Nitrogen Fertilizer EBITDA*	$43.8	$38.0

	Three Months Ended March 31,
	2013	2012
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	111.4	89.3
Ammonia (net available for sale) (1)	30.7	25.0
UAN	196.2	154.6

Petroleum coke consumed (thousand tons)	129.8	120.5
Petroleum coke (cost per ton)	$31	$42

Sales (thousand tons):
Ammonia	27.6	29.9
UAN	194.1	158.3

Product pricing (plant gate) (dollars per ton) (2):
Ammonia	$663	$613
UAN	$295	$313

On-stream factors (3):
Gasification	99.5%	93.3%
Ammonia	98.8%	91.5%
UAN	92.8%	83.6%

Market Indicators:
Ammonia - Southern Plains (dollars per ton)	$696	$586
UAN - Mid Cornbelt (dollars per ton)	$378	$343
_______________
Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)    Gross tons produced for ammonia represent total ammonia, including ammonia produced that was upgraded into UAN. As a result of the recently completed UAN expansion project, we expect to upgrade substantially all of the ammonia we produce into UAN. The net tons available for sale represent ammonia available for sale that was not upgraded into UAN.

(2)    Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)    On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency. Excluding the impact of the downtime associated with the UAN expansion coming on-line, the on-stream factors for the three months ended March 31, 2013 would have been 99.5% for gasifier, 98.8% for ammonia and 98.3% for UAN.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Company also uses the non-GAAP measures discussed below, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company's financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended March 31,
	2013	2012
	(in millions, except per share data)
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Net Income (loss) before income tax expense (benefit)	$306.5	$(25.8)
Adjustments:
FIFO impact (favorable) unfavorable	(4.7)	(19.3)
Share-based compensation	6.0	4.0
Loss on extinguishment of debt	26.1	—
Major scheduled turnaround expense	—	21.0
Unrealized (gain) loss on derivatives	(32.5)	128.1
Expenses associated with proxy matters	—	14.8
Expenses associated with the acquisition of Gary-Williams (1)	—	3.7
Adjusted income before income tax expense (benefit) and noncontrolling interest	301.4	126.5
Adjusted net income attributable to noncontrolling interest	(56.1)	(9.6)
Income tax expense, as adjusted	(88.5)	(49.8)
Adjusted net income attributable to CVR Energy stockholders	$156.8	$67.1

Adjusted net income per diluted share	$1.81	$0.76
_______________

(1)    Legal, professional and integration expenses related to the December 2011 acquisition of Gary-Williams.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, loss on disposition of fixed assets, unrealized (gain) loss on derivatives, net, loss on extinguishment of debt and expenses associated with the Gary-Williams acquisition. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. EBTIDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
	(in millions)
Net income (loss) attributable to CVR Energy stockholders	$165.0	$(25.2)
Add:
Interest expense and other financing costs, net of interest income	15.1	19.2
Income tax expense	93.8	(9.8)
Depreciation and amortization	34.2	32.1
EBITDA adjustments included in noncontrolling interest	(8.0)	(2.0)
EBITDA	300.1	14.3
Add:
FIFO impacts (favorable) unfavorable	(4.7)	(19.3)
Share-based compensation	6.0	4.0
Major scheduled turnaround expense	—	21.0
Unrealized (gain) loss on derivatives, net	(32.5)	128.1
Loss on extinguishment of debt	26.1	—
Expenses associated with proxy matter	—	14.8
Expenses associated with Gary-Williams acquisition	—	3.7
Adjustments included in noncontrolling interest	$(8.4)	$(0.5)
Adjusted EBITDA	$286.6	$166.1

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; realized gain (loss) on derivatives, net; loss on disposition of fixed assets; depreciation and amortization and other income (expense). We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining's and CVR Partner's available cash for distribution. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance. Management believes that Adjusted EBITDA by operating segment enables investors to better understand CVR Refining's and CVR Partner's ability to make distributions to their common unitholders, evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
	(in millions)
Petroleum:
Petroleum operating income	$335.6	$134.9
FIFO impacts (favorable) unfavorable	(4.7)	(19.3)
Share-based compensation, non-cash	3.5	1.0
Major scheduled turnaround expenses	—	21.0
Loss on disposition of fixed assets	—	—
Realized gain (loss) on derivatives, net	(52.5)	(19.1)
Depreciation and amortization	28.0	26.3
Other income	—	0.1
Adjusted Petroleum EBITDA	$309.9	$144.9

	Three Months Ended March 31,
	2013	2012
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$36.8	$31.4
Share-based compensation, non-cash	1.2	1.2
Depreciation and amortization	5.8	5.4
Major scheduled turnaround expense	—	—
Other income (expense), net	—	—
Adjusted Nitrogen Fertilizer EBITDA	$43.8	$38.0

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our Petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Petroleum segment enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of March 31, 2013. The positions are primarily in the form of 'crack spread' swap agreements with financial counterparties, wherein the Company will receive the fixed prices noted below.

Commodity Swaps	Barrels	Fixed Price(1)
Second Quarter 2013	7,650,000	27.69
Third Quarter 2013	5,775,000	25.92
Fourth Quarter 2013	4,875,000	26.98

First Quarter 2014	3,000,000	33.50
Second Quarter 2014	1,350,000	32.18
Third Quarter 2014	75,000	32.00
Fourth Quarter 2014	75,000	32.00

Total	22,800,000	$28.15
____________________

(1)	Weighted-average price of all positions for period indicated.